Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-60402 on Form S-8 of our report dated June 27, 2008 appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2007.

/s/ Clifton Gunderson LLP

Peoria, Illinois
June 30, 2008